SCHEDULE I

           To the Distribution and Service Plan, dated March 27, 2000, of The Victory Portfolios

This Distribution and Service Plan shall be adopted with respect to the Shares of the following Funds of The Victory Portfolios:

1.      Balanced Fund                      Class A
2.      Convertible Securities Fund        Class A
3.      Diversified Stock Fund             Class A
4.      Financial Reserves Fund            Class A
5.      Fund for Income                    Class A
6.      Growth Fund                        Class A
7.      Institutional Money Market Fund    Investor and Select
8.      Intermediate Income Fund           Class A
9.      International Growth Fund          Class A
10.     Investment Quality Bond Fund       Class A
11.     LifeChoice Conservative Investor   Class A
        Fund
12.     LifeChoice Moderate Investor Fund  Class A
13.     LifeChoice Growth Investor Fund    Class A
14.     Limited Term Income Fund           Class A
15.     Nasdaq-100(R)Index Fund            Class A and G
16.     National Municipal Bond Fund       Class A
17.     New York Tax-Free Fund             Class A
18.     Real Estate Investment Fund        Class A
19.     Small Company Opportunity Fund     Class A
20.     Special Value Fund                 Class A
21.     Stock Index Fund                   Class A
22.     U.S. Government Obligations Fund   Investor
23.     Value Fund                         Class A

As of December 12, 2000